Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2006 (except for Note 13, as to which the date is September 22, 2006), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-133526) and related Prospectus of eHealth, Inc. for the registration of 5,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California

September 22, 2006